UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 8, 2025

MARQETA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40465	27-4306690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

180 Grand Avenue, 6th Floor

Oakland, California 94612

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (888) 462-7738

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.0001 par value per share	MQ	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Executive Officer and Member of the Board

On September 8, 2025, Marqeta, Inc. (the “Company”) announced the appointment of Michael (Mike) Milotich as Chief Executive Officer and as a member of the Company’s Board of Directors (the “Board”), effective September 8, 2025. Mr. Milotich will continue to serve as Chief Financial Officer (principal financial officer and principal accounting officer) during the search for a new Chief Financial Officer.

Mr. Milotich, age 49, has served as our Chief Financial Officer since February 2022 and as our Interim Chief Executive Officer since February 2025. Prior to joining Marqeta, Mr. Milotich was Senior Vice President, Head of Corporate Finance and Investor Relations at Visa Inc., a publicly traded global financial platform company, from November 2018 to February 2022. He previously served in a number of finance roles of increasing seniority at Visa since 2011, most recently as Senior Vice President, Head of Investors Relations from April 2018 to November 2018 and Vice President, Corporate FP&A and Business Analyst Lead from December 2014 to April 2018. Mr. Milotich holds a Master of Business Administration in Strategy and Finance from the Stern School of Business at New York University and a Bachelor of Arts in Business Economics from the University of California, Santa Barbara.

There are no family relationships between Mr. Milotich and any executive officer or director of the Company, there are no understandings or arrangements between Mr. Milotich and any other person pursuant to which Mr. Milotich was appointed as Chief Executive Officer and Mr. Milotich has no transactions reportable under Item 404(a) of Regulation S-K.

Mr. Milotich’s initial annual base salary as Chief Executive Officer will be $600,000 and he will be eligible for an annual incentive bonus of 100% of his annual base salary, which currently would be governed by the Company’s existing Executive Bonus Plan. Mr. Milotich will be granted Restricted Stock Units (“RSUs”) having an approximate value of $5.0 million that will vest in quarterly installments over three years, provided Mr. Milotich remains in continuous service through the applicable vesting date. The provisions of Mr. Milotich’s RSUs will otherwise be subject to the provisions of the Company’s standard forms and the Company’s 2021 Stock Option and Incentive Plan. Mr. Milotich will be eligible for severance and change in control benefits under the Company’s Executive Severance Plan.

The foregoing description of the offer letter does not purport to be complete and is qualified in its entirety by reference to the complete text of the agreement, a copy of which will be included as an exhibit to the Company’s future SEC filings.

A copy of the press release regarding these announcements is attached to this Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
99.1	Press Release issued by Marqeta, Inc., dated September 8, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARQETA, INC.

Date: September 8, 2025	/s/ Michael (Mike) Milotich
Michael (Mike) Milotich
Chief Executive Officer, Chief Financial Officer

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